                                                                                                     Exhibit 11
                                                                                                     Page 1 of 2



                                                 Ford Motor Company and Subsidiaries

                                     COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                     -----------------------------------------------------------
                                  IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                  ----------------------------------------------------------------



                                                            Third Quarter 1996                      Third Quarter 1995
                                                     --------------------------------        -------------------------------
                                                                         Income                                  Income
                                                                      Attributable                            Attributable
                                                     Avg. Shares       to Common             Avg. Shares       to Common
                                                      of Common    and Class B Stock          of Common    and Class B Stock
                                                     and Class B   ------------------        and Class B   -----------------
                                                        Stock                     Per           Stock                    Per
                                                     Outstanding     Total       Share       Outstanding     Total      Share
                                                     -----------   ---------    -------      -----------   ---------   ------
                                                       (Mils.)       (Mils.)                   (Mils.)      (Mils.)

 Preliminary Earnings Per Share Calculation             1,183         $670       $0.57          1,083         $302      $0.28

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options                         49                                      47
    . Assuming purchase of shares with proceeds of
       options                                            (34)                                    (31)
    . Assuming issuance of shares contingently issuable     2                                       2
    . Uncommitted ESOP shares                              (7)                                     (2)
                                                        -----                                   -----
        Net Common Stock Equivalents                       10                                      16
                                                        -----                                   -----

    Primary Earnings Per Share Calculation              1,193         $670       $0.56a/        1,099         $302      $0.27a/
                                                        =====         ====       =====          =====         ====      =====

II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation              1,193         $670       $0.56          1,099         $302      $0.27

    . Assuming conversion of convertible preferred
       stock                                               16         5b/                        101         32b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                              0                                       1
                                                        -----         ----                      -----         ----

    Fully Diluted Earnings Per Share Calculation        1,209         $675       $0.56          1,201         $334      $0.27d/
                                                        =====         ====       =====          =====         ====      =====


- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.
d/ The effect on earnings per share of the assumed conversion of convertible preferred stock was anti-dilutive and, accordingly, is excluded in the Fully Diluted Earnings Per Share Calculation for the period indicated.

                                               21
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
                                                                                       Exhibit 11
                                                                                       Page 2 of 2

                                                 Ford Motor Company and Subsidiaries

                                     COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                     -----------------------------------------------------------
                                  IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                  ----------------------------------------------------------------



                                                             Nine Months 1996                       Nine Months 1995
                                                     --------------------------------        -------------------------------
                                                                         Income                                  Income
                                                                      Attributable                            Attributable
                                                     Avg. Shares       to Common             Avg. Shares       to Common
                                                      of Common    and Class B Stock          of Common    and Class B Stock
                                                     and Class B   ------------------        and Class B   -----------------
                                                        Stock                     Per           Stock                    Per
                                                     Outstanding     Total       Share       Outstanding     Total      Share
                                                     -----------   ---------    -------      -----------   ---------   ------
                                                       (Mils.)       (Mils.)                   (Mils.)      (Mils.)

 Preliminary Earnings Per Share Calculation             1,177         $3,191     $2.71          1,049        $3,283     $3.13

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options                         57                                      33
    . Assuming purchase of shares with proceeds
       of options                                         (41)                                    (18)
    . Assuming issuance of shares contingently issuable     2                                       2
    . Uncommitted ESOP shares                              (6)                                     (3)
                                                        -----                                   -----
        Net Common Stock Equivalents                       12                                      14
                                                        -----                                   -----

    Primary Earnings Per Share Calculation              1,189         $3,191     $2.68a/        1,063        $3,283     $3.09a/
                                                        =====         ======     =====          =====        ======     =====

II. Fully Diluted Earnings Per Share

    Primary Earnings Per Share Calculation              1,189         $3,191     $2.68          1,063        $3,283     $3.09

    . Assuming conversion of convertible preferred
       stock                                               20          20b/                      130         125b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                              0                                       3
                                                        -----         ------                    -----        ------

    Fully Diluted Earnings Per Share Calculation        1,209         $3,211     $2.66          1,196        $3,408     $2.85
                                                        =====         ======     =====          =====        ======     =====


- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

                                                              22
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